SECURITIES AND EXCHANGE COMMISSION
                                          Washington, D.C. 20549

                                           --------------------

                                                 FORM 8-K

                                              CURRENT REPORT

                                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                                     SECURITIES EXCHANGE ACT OF 1934


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
                                              June 09, 2004
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                                    (Date of earliest event reported)



                                     Marsh & McLennan Companies, Inc.
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                          (Exact name of registrant as specified in its charter)




              Delaware                            1-5998                           36-2668272
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  (State or other jurisdiction           (Commission File Number)                (IRS Employer
        of incorporation)                                                      Identification No.)



1166 Avenue of the Americas, New York, NY                                            10036
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(Address of principal executive offices)                                           (Zip Code)



                                               (212) 345-5000
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                            (Registrant's telephone number, including area code)




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





Item 9.  Regulation FD Disclosure.

On June 9, 2004, MMC reached a final settlement of the previously disclosed arbitration proceeding with Lawrence J. Lasser, former president and chief executive officer of Putnam Investments.

The settlement represents approximately $25 million less than the company had accrued for compensation expense for Mr. Lasser in prior years.

Pursuant to the agreement, Mr. Lasser will receive a cash payment in full settlement of all outstanding issues related to his employment, compensation, and departure from the company. This cash payment represents the release of fully vested amounts previously awarded to Mr. Lasser over the past decade ($55 million) and a portion (approximately $23 million) of amounts previously awarded but not fully vested.

The settlement is not expected to have a significant impact on Putnam's second quarter results when combined with costs associated with other executives who have left Putnam.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MARSH & McLENNAN COMPANIES, INC.



                                               By:  /s/ Leon J. Lichter
                                                    ----------------------------
                                                    Name:   Leon J. Lichter
                                                    Title:  Vice President &
                                                             Corporate Secretary



Date:  June 10, 2004
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